                      CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 ACT REPORTING REQUIREMENTS


                                      FORM 8-K/A

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   AUGUST 12, 1997
                                   (Date of Report)

                          FIRST CHOICE HEALTH NETWORK, INC.
             (Name of Small Business Issuer as Specified in its Charter)

                             Commission File No. 0-23998


                 WASHINGTON                          91-1272766
        (State or Other Jurisdiction             (I.R.S. employer
               of Incorporation)              identification number)

                             601 UNION STREET,  SUITE 700
                              SEATTLE, WASHINGTON  98101
                       (Address of Principal Executive Offices,
                                 Including Zip Code)

        Registrant's Telephone Number, Including Area Code:    (206)  667-8050

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a) First Choice Health Network ("Company"), with the approval of the Company's Board of Directors, notified KPMG Peat Marwick LLP on August 12, 1997 regarding the Company's decision not to retain KPMG Peat Marwick LLP for the fiscal year ending December 31, 1997.

b) KPMG Peat Marwick LLP's report on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principals.

c) There were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years ended December 31, 1996 and 1995 and the subsequent interim period through August 12, 1997.

d) Annexed hereto and made a part hereof is a letter addressed to the Commission from KPMG Peat Marwick LLP stating that it agrees with the statements made by the Company in the within report.


Item 7.  Exhibits

Exhibit 16. Letter to the SEC from the Company's former accounting firm, KPMG Peat Marwick LLP.

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                                      SIGNATURES


     In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          FIRST CHOICE HEALTH NETWORK, INC.

Date:  September 3, 1997







                                   By:   /s/ David Peel
                                      --------------------------------
                                   David Peel
                                   Vice President of Finance
                                   (Principal Financial and Accounting Officer
                                   and Duly Authorized Officer)

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Exhibit 16



KPMG Peat Marwick LLP


September 2, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for First Choice Health Network, Inc. and under the date of March 11, 1997, except as to note 11 to the consolidated financial statements which is as of March 28, 1997, we reported on the consolidated financial statements of First Choice Health Network and subsidiary as of and for the years ended December 31, 1996 and 1995. On August 12, 1997 our appointment as principal accountants was terminated. We have read First Choice Health Network, Inc.'s statements included under Item 4 of its Form 8-K dated August 12, 1997, and we agree with such statements.


                                   Very truly yours,

                                   KPMG Peat Marwick LLP